As filed with the Securities and Exchange Commission on September 12, 2007

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

ORCHID CELLMARK INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3392819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4390 US Route One

Princeton, New Jersey 08540

(Address, Including Zip Code, of Principal Executive Offices)

ORCHID CELLMARK INC. AMENDED AND RESTATED 2005 STOCK PLAN, AS AMENDED

(Full Title of the Plan)

Thomas A. Bologna

President and Chief Executive Officer

4390 US Route One

Princeton, New Jersey 08540

(609) 750-2200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

John J. Cheney, III, Esq.

Daniel T. Kajunski , Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.001 par value	2,000,000 shares	$5.46	$10,920,000.00	$335.24
Rights to Purchase Series A Junior Participating Preferred Stock	(3)	(3)	(3)	(3)

(1)	The number of shares of common stock, par value $.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or may hereafter be granted and the issuance of stock awards which may hereafter be granted under the Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan, as amended (the “2005 Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the 2005 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2005 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Global Market as of a date (September 11, 2007) within five business days prior to filing this Registration Statement as options and stock awards have not yet been granted with respect to the shares of Common Stock and the option price of which is therefore unknown.
(3)	No separate consideration will be received for the rights.

EXPLANATORY NOTES

1. In accordance with General Instruction E to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2005 Plan.

2. The 2005 Plan amended and restated in its entirety our 2000 Employee, Director and Consultant Stock Plan, under which 1,500,000 shares (300,000 shares as adjusted for the 1-for-5 reverse stock split completed on March 31, 2004) were initially registered with the Commission on a Registration Statement on Form S-8 filed on January 3, 2001 (File No. 333-53118). In 2002, we registered an additional 3,000,000 shares (600,000 shares as adjusted for the 1-for-5 reverse stock split completed on March 31, 2004) on a Registration Statement on Form S-8 filed with the Commission on January 15, 2002 (File No. 333-76744). In 2005, we registered an additional 1,108,547 shares on a Registration Statement on Form S-8 filed with the Commission on June 29, 2005 (File No. 333-126227). The contents of these previously filed Registration Statements on Form S-8 are hereby incorporated by reference. The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 shares authorized for issuance under the 2005 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Commission on March 15, 2007, as amended by Amendment No. 1 thereto, as filed with the Commission on March 28, 2007.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the Commission on May 3, 2007.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the Commission on August 2, 2007.

(4)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on May 17, 2007.

(5)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on August 31, 2007.

(6)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on September 7, 2007.

(7)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as filed with the Commission on April 27, 2007.

(8)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on April 10, 2000, as amended by Amendment No. 1 thereto, as filed with the Commission on May 1, 2000.

(9)	The description of the Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on August 3, 2001.

The Commission file number for each of the documents listed above is 000-30267.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of 11,473 shares of Common Stock and options to purchase 784 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Registration Statement on Form S-1, as amended, File No. 333-113981.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
(4.1)	Restated Certificate of Incorporation of the Registrant, dated May 10, 2000 (filed with the Commission as Exhibit 3.1 to, and incorporated by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.2)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed with the Commission as Exhibit 3.2 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.3)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 14, 2002 (filed with the Commission as Exhibit 3.3 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.4)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated March 30, 2004 (filed with the Commission as Exhibit 4.10 to, and incorporated by reference from, the Registrant’s Form S-8 filed on June 29, 2005 filed with the Commission on June 29, 2005 (File No. 333-126227)).

(4.5)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 14, 2005 (filed with the Commission as Exhibit 4.11 to, and incorporated by reference from, the Registrant’s Form S-8 filed on June 29, 2005 filed with the Commission on June 29, 2005 (File No. 333-126227)).

(4.6)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.7)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event filed with the Commission on April 2, 2003 (File No. 000-30267)).

(4.8)	Third Amended and Restated Bylaws of the Registrant, dated September 6, 2007 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the September 6, 2007 event filed with the Commission on September 7, 2007 (File No. 000-30267)).

(4.9)	Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2001 filed with the Commission on November 1, 2001 (File No. 000-30267)).

(4.10)	Rights Agreement, dated July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed with the Commission as Exhibit 4.1 to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 3, 2001 (File No. 000-30267)).

(4.11)	First Amendment to Rights Agreement by and between the Registrant and American Stock Transfer & Trust Company, dated March 31, 2003 (filed with the Commission as Exhibit 10.3 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event filed with the Commission on April 2, 2003 (File No. 000-30267)).

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of KPMG LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan, as amended (filed with the Commission as Appendix A to, and incorporated herein by reference from, the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders filed with the Commission on April 27, 2007 (File No. 000-30267)).

Item 9. Undertakings.

(a)	Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on September 12, 2007.

ORCHID CELLMARK INC.

By:	/s/ Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas A. Bologna and David M. Murphy, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Orchid Cellmark Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Bologna	President, Chief Executive Officer and Director	September 12, 2007
Thomas A. Bologna	(Principal Executive Officer)

/s/ David M. Murphy	Corporate Controller	September 12, 2007
David M. Murphy	(Principal Financial and Accounting Officer)

/s/ George H. Poste	Chairman of the Board of Directors	September 12, 2007
George H. Poste, DVM, Ph.D.

/s/ James Beery	Director	September 12, 2007
James Beery

/s/ Sidney M. Hecht	Director	September 12, 2007
Sidney M. Hecht, Ph.D.

/s/ Kenneth D. Noonan	Director	September 12, 2007
Kenneth D. Noonan, Ph.D.

/s/ Nicole S. Williams	Director	September 12, 2007
Nicole S. Williams

ORCHID CELLMARK INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
(4.1)	Restated Certificate of Incorporation of the Registrant, dated May 10, 2000 (filed with the Commission as Exhibit 3.1 to, and incorporated by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.2)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed with the Commission as Exhibit 3.2 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.3)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 14, 2002 (filed with the Commission as Exhibit 3.3 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.4)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated March 30, 2004 (filed with the Commission as Exhibit 4.10 to, and incorporated by reference from, the Registrant’s Form S-8 filed on June 29, 2005 filed with the Commission on June 29, 2005 (File No. 333-126227)).

(4.5)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 14, 2005 (filed with the Commission as Exhibit 4.11 to, and incorporated by reference from, the Registrant’s Form S-8 filed on June 29, 2005 filed with the Commission on June 29, 2005 (File No. 333-126227)).

(4.6)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (File No. 000-30267)).

(4.7)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event filed with the Commission on April 2, 2003 (File No. 000-30267)).

(4.8)	Third Amended and Restated Bylaws of the Registrant, dated September 6, 2007 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the September 6, 2007 event filed with the Commission on September 7, 2007 (File No. 000-30267)).

(4.9)	Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2001 filed with the Commission on November 1, 2001 (File No. 000-30267)).

(4.10)	Rights Agreement, dated July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed with the Commission as Exhibit 4.1 to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 3, 2001 (File No. 000-30267)).

(4.11)	First Amendment to Rights Agreement by and between the Registrant and American Stock Transfer & Trust Company, dated March 31, 2003 (filed with the Commission as Exhibit 10.3 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event filed with the Commission on April 2, 2003 (File No. 000-30267)).

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of KPMG LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan, as amended (filed with the Commission as Appendix A to, and incorporated herein by reference from, the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders filed with the Commission on April 27, 2007 (File No. 000-30267)).